Exhibit 1   VPN.COM JV Partners Balance Sheet


                         Part I - Financial Information
                               VPN.COM JV Partners
                          (A Development Stage Company)
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                                  Balance Sheet

                                                                     December 21
                                                                        1999
                                                                     -----------
ASSETS

CURRENT ASSETS
  Accounts receivable ......................................             13,288
  Prepaid Expenses .........................................              5,000
                                                                     ----------

Total Current Assets .......................................             18,288

EQUIPMENT, net .............................................             38,003

GOODWILL ...................................................            960,274
                                                                     ----------

Total Assets ...............................................          1,016,565
                                                                     ==========

LIABILITIES AND PARTNERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
  Notes payable ............................................             53,416
  Accounts payable and accrued expenses ....................             81,398
                                                                     ----------

    TOTAL CURRENT LIABILITIES ..............................            134,814

    TOTAL LIABILITIES ......................................            134,814
                                                                     ----------

PARTNERS' EQUITY
  Contributed Capital ......................................          1,004,000
  Paid-in capital ..........................................              5,000
  Retained earnings ........................................           (127,249)
                                                                     ----------

    TOTAL PARTNERS' EQUITY (DEFICIT) .......................            881,751
                                                                     ----------

                                                                      1,016,565
                                                                     ==========

                         Unaudited Statement of Condition Compiled
                             From Books and Records of Company